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                            NON-COMPETITION AGREEMENT


                  AGREEMENT ("Agreement"), dated November 2, 1998, between GRAHAM-FIELD HEALTH PRODUCTS, INC., a Delaware corporation (the "Corporation"), and HARVEY P. DIAMOND (the "Executive").

                                    RECITALS

                  WHEREAS, the Executive and the Corporation have entered into a certain employment agreement (the "Employment Agreement") and change in control agreement (the "Change in Control Agreement") dated as of the date hereof;

                  WHEREAS, the Executive and the Corporation have entered into a certain stock option agreement (the "Stock Option Agreement") dated as of the date hereof;

                  WHEREAS, the Executive and the Corporation are parties to a certain Non-Competition Agreement (the "Initial Non-Competition Agreement") dated as of May 28, 1992;

                  WHEREAS, the parties desire to terminate the Initial Non-Competition Agreement as of the date hereof;

                  WHEREAS, in consideration of the benefits to be derived by the Executive pursuant to the terms and provisions of the Employment Agreement, Change in Control Agreement and Stock Option Agreement, the Executive has agreed to enter into this Agreement;

                  1. COVENANTS OF EXECUTIVE.

                     (a) The Executive expressly covenants and agrees that, during the period commencing on the date hereof and ending on the two (2) year anniversary of the Termination Date (as hereinafter defined), he will not directly or indirectly, own, manage, operate, join, control or participate in or be connected with as an officer, employee, consultant, partner, stockholder, lender, or otherwise, any Competitor, as defined below, or any subsidiary or affiliate thereof. For purposes hereof, a "Competitor" shall be deemed to mean any business, individual, partnership, firm, corporation or organization (other than a parent of the Corporation or a subsidiary or affiliate of such parent) which at any time exports, imports, manufactures, markets, distributes, sells and/or in any way other whatsoever deals with medical, surgical and/or health care products or devices, or any matter, item or thing related thereto in any domestic or foreign jurisdiction in which the Corporation or any subsidiary or affiliate of the Corporation engages in such activities.

                     (b) Nothing in this Agreement is intended, or shall be construed, to prevent the Executive during the term hereof or thereafter from investing in the stock or other securities listed on a national securities exchange or traded in the over-the-counter
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market of any corporation which is at the time a Competitor provided that the
Executive and members of his immediate family shall not, directly or indirectly, hold, beneficially or otherwise, in the aggregate, more than five percent (5%) of any issue of such stock or other securities of any one (1) such corporation.

                     (c) During the period commencing on the date hereof and ending on the two (2) year anniversary of the Termination Date, the Executive agrees that he will not, directly or indirectly, interfere with or solicit any of the business or accounts of the Corporation or any of its subsidiaries or affiliates which existed as of the Termination Date; and during the period commencing on the date hereof and ending on the two (2) year anniversary of the Termination Date, the Executive agrees that he will not, directly or indirectly, solicit the employment of or hire any officer, consultant, or employee of the Corporation or any of its subsidiaries or affiliates who was so employed on the Termination Date. From and after the date hereof, the Executive agrees not to disclose (unless compelled by judicial or administrative process) or use any confidential or secret information relating to the Corporation or any of its subsidiaries or affiliates or any of their respective clients, customers or suppliers.

                     (d) It is expressly understood and agreed that the
covenants and agreements contained herein are necessary to induce the
Corporation to enter into the Employment Agreement, Change in Control Agreement and Stock Option Agreement; and in the event of the breach by the Executive of any of the terms and conditions of this Agreement on his part to be performed hereunder, or in the event of the breach or threatened breach by the Executive of the terms and provisions of subparagraphs (a), (b) or (c) of this Section 1, then the Corporation shall be entitled, if it so elects, to institute and prosecute any proceedings in any court of competent jurisdiction, either in law or equity, for such relief as it deems appropriate, including, without limiting the generality of the foregoing, any proceedings to obtain provable damages for any breach of this Agreement, to enforce the specific performance thereof by the Executive or to obtain an injunction against the commission, threatened commission or continuance of any such breach or threatened breach without the necessity of proving actual damages or that damages would be inadequate or of posting a bond. In any such action, if the Corporation is successful, in whole or in part, the Executive shall further, as an element of the Corporation's damages, be liable for the reasonable attorney's fees and expenses of the Corporation in the prosecution of such action or proceeding. If the Executive violates the provisions of paragraphs (a), (b) or (c) of this Section 1, the time period set forth therein shall be extended until after the date of entry of final judgment enforcing such provision and the time allowed for appeal has lapsed (the "Judgment Date") by a period equal to the time elapsed between the commencement of the breach or threatened breach and the Judgment Date.
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                     (e) The Executive expressly acknowledges that the covenants contained in this Section 1 shall not be deemed exclusive of any common law rights of the Corporation in connection with any of the matters prohibited under this Section 1, and that the Corporation shall have any and all rights as may be provided by law in connection with the matters referred to in this Section 1.

                     (f) As used herein, "Termination Date" means the first date as of which the Executive ceases to be engaged by the Corporation, or any of its subsidiaries or affiliates, in any capacity whatsoever, whether as an employee, consultant, independent contractor, agent or otherwise, and whether pursuant to a formal or informal, oral or written, agreement, contract, understanding or otherwise.

                  2. NOTICES.

                     Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail or certified, (i) to 19 Clubhouse Lane, Scarsdale, New York 10583 (or to such other address as may be designated by the Executive from time to time) in the case of the Executive or (ii) to its principal office in the case of the Corporation, and shall be deemed given when deposited in the United States mails, postage prepaid.

                  3. TERMINATION OF INITIAL NON-COMPETITION AGREEMENT. Effective as of the date hereof, the Executive and the Corporation hereby agree that the Initial Non-Competition Agreement shall be terminated in its entirety and shall be of no further force and effect.

                  4. ENTIRE AGREEMENT.

                     This Agreement embodies the entire agreement of the parties with respect to the subject matter hereof. It may not be changed except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

                  5. WAIVERS.

                     The waiver by the Corporation of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any other or subsequent breach by the Executive.
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                  6. GOVERNING LAW.

                     This Agreement shall be subject to, and be governed by, the laws of the State of New York without regard to its conflict of laws provisions.

                  7. BINDING EFFECT.

                     The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and shall be binding upon any successor to the Corporation or to the business of the Corporation. Neither this Agreement nor any rights or obligations of the Executive hereunder shall be transferable or assignable by the Executive.

                  8. PROVISIONS OVERLY BROAD.

                     If any term or provision of this Agreement, or any part or aspect thereof, shall be deemed by a court of competent jurisdiction to be overly broad in scope, the court considering the same shall have the power and hereby is authorized and directed to modify such term or provision to limit such scope so that such term or provision is no linger overly broad and to enforce the same as so limited. Subject to the foregoing sentence, in the event any provision of this Agreement shall be held to be invalid or unenforceable for any reason such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement. Subject further to the foregoing, if a court of any one or more jurisdictions holds any term or provision of this Agreement, or any part or aspect thereof, unenforceable by reason of the breadth of such scope or otherwise, then such determination will not affect or render invalid or unenforceable such term or provision in any other jurisdiction; such terms and provisions as they relate to each such jurisdiction being, for this purpose, severable into diverse and independent covenants.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


GRAHAM-FIELD HEALTH PRODUCTS, INC.                EXECUTIVE




By:  /s/ Paul Bellamy                              /s/ Harvey P. Diamond
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